Joint Filer Information

Names: Infinity Capital Partners, L.P., Infinity Capital, LLC, Infinity Management, LLC

Address:                            767 Third Avenue, 16th Floor
                                    New York, NY  10017

Designated Filer:                   Michael Feinsod

Issuer and Ticker Symbol:           DCAP Group, Inc. (DCAP)

Date of Earliest Transaction
To Be Reported:                     July 30, 2007

The undersigned, Infinity Capital Partners, L.P., Infinity Capital, LLC, and Infinity Management, LLC are jointly filing the attached Amendment to Statement of Changes in Beneficial Ownership on Form 4 with Michael Feinsod with respect to the beneficial ownership of securities of DCAP Group, Inc.

Signatures:


INFINITY CAPITAL PARTNERS, L.P.

By: Infinity Capital, LLC, its General Partner

By: /s/ Michael Feinsod
    -----------------------
Name: Michael Feinsod
Title: Managing Member


INFINITY CAPITAL, LLC

By: /s/ Michael Feinsod
    -----------------------
Name: Michael Feinsod
Title: Managing Member


INFINITY MANAGEMENT, LLC

By: /s/ Michael Feinsod
    -----------------------
Name: Michael Feinsod
Title: Managing Member